EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at EnerCom's Denver Conference

HOUSTON, Aug. 18, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that Richard Degner, President and CEO, and Mathew Verghese, Senior Vice President and CFO, will present at the EnerCom 2010 Oil & Gas Conference in Denver, CO on Wednesday, August 25, 2010 at 6:50 PM EDT (4:50 MDT).

Presentation materials and a link to the live webcast will be available on Global's website at http://www.globalgeophysical.com/content.aspx?cid=173 on the day of the presentation.

About Global Geophysical

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high resolution RG-3D Reservoir GradeTM seismic data acquisition, microseismic monitoring, seismic data processing and interpretation services, and multi-client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          Fax: (713) 972-1008
          www.globalgeophysical.com